Exhibit 10.23

MATRIX SERVICE COMPANY
SEPARATION AGREEMENT AND RELEASE OF CLAIMS
FOR PERSONS FORTY YEARS OF AGE AND OLDER

This Separation Agreement and Release of Claims (the “Agreement”) is hereby entered into between Matthew J. Petrizzo (“Employee”) and Matrix Service Company (MATRIX”), and shall set forth the terms and conditions of Employee’s separation from employment with MATRIX.

1. EMPLOYMENT END DATE.    Employee’s employment with MATRIX and all affiliates of MATRIX will terminate effective the 23rd day of June 2014 (“Termination Date”).

2. SEPARATION PAYMENT.    Employee is a signatory under an Executive Severance Agreement dated February 12, 2008 and agreed to all the terms and conditions of that Severance Agreement. The Employee’s termination from Matrix is a triggering event for payment of the severance benefit set forth in the Executive Severance Agreement. In consideration for participation in the Executive Severance Agreement and in consideration of the representations, covenants and mutual promises set forth in this Agreement, the severance benefit shall consist of the following:

(i)
MATRIX will pay Employee (A) one (1) year’s base salary plus (B) the average of bonuses paid to Employee in the two (2) prior calendar years and the bonus that Employee would have received for the current calendar year, in each case, less customary payroll deductions (the “Severance Pay”). Employee will receive the Severance Pay referred to in clause (A) above in a lump sum seven (7) days after his execution of this Agreement unless this Agreement is otherwise revoked in accordance with Paragraph 5 below. Employee will receive the Severance Pay referred to in clause (B) above no later than ten (10) days following certification of the bonus amounts for fiscal 2014 by the Compensation Committee of the Board of Directors of MATRIX, which is expected to take place on August 26, 2014.

(ii)	MATRIX will provide Employee with an outplacement allowance consisting of the following and subject to the following conditions:

Reimbursement to the entity that provides outplacement services to Employee for the actual costs of reasonable outplacement services directly related to the termination of employment hereunder, which expenses (A) are incurred and the invoice received by MATRIX no later than December 31, 2014; (B) are no greater than the maximum amount of $5,000 in the aggregate and (C) have been approved by MATRIX in advance of such expenditures. Such reimbursement shall be paid on a timely basis following submission of invoices properly substantiating such expenses. Outplacement services may consist of any services which are customarily provided to departing employees, including with limitation, assistance with resume preparation, training with respect to modern job searching techniques and coaching with respect to employment interviews.

(iii)
MATRIX will reimburse Employee for the payments Employee makes for COBRA coverage for a period ending on December 31, 2014, provided Employee timely elects and pays for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. COBRA reimbursements will be made by MATRIX to Employee consistent with MATRIX’s normal expense reimbursement policy, provided that Employee submits documentation to MATRIX substantiating his payments for COBRA coverage. Notwithstanding the foregoing, if Employee, Employee’s spouse, or Employee’s dependent becomes eligible to be covered by any other employer-sponsored group health plan or becomes eligible for coverage under any government-sponsored health plan, reimbursement of COBRA premiums provided under this clause (iii) shall cease.

Paragraphs (i) through (iii) together represent consideration for the representations, agreements, waivers, and releases set forth herein, and upon the terms and conditions herein described (“Separation Payment”). Employee further acknowledges and agrees that this Separation Payment includes consideration to which he would not otherwise be entitled but for this Agreement.

Employee understands and agrees that MATRIX is under no obligation to offer, pay, or tender The Separation Payment unless and until the Employee executes and signs this Agreement and knowingly and voluntarily releases the claims described herein. The Parties agree that payment of the Separation Payment shall not be construed as an admission of liability for any alleged damages or wrongdoing by MATRIX.

3. RELEASE OF ALL CLAIMS.     In exchange and consideration for the Separation Payment and other benefits stated above, Employee hereby releases MATRIX and its affiliates and subsidiaries and their respective officers, directors, employees, managers, representatives, advisors, successors, assigns, agents or others working on their behalf (collectively, “Affiliates”), of any and all claims, liabilities or actions, known or unknown, which Employee presently has, may have or which Employee ever had against MATRIX and its Affiliates, as of the execution date of this Agreement, including but not limited to any tort claims, any contract claims, any claims for emotional distress, or claims under federal or state statutes, including Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991; the Civil Rights Act of 1966; the Americans with Disabilities Act of 1990 (ADA), as amended by the Americans with Disabilities Act Amendments Act (ADAAA); the National Labor Relations Act, as amended; 42 U.S.C. §§1981 and 1983; the Rehabilitation Act of 1973; the Genetic Information Non-Discrimination Act of 2008; the Employee Retirement Income Security Act of 1974, as amended; the Fair Labor Standards Act, including the Wage and Hour Laws relating to payment of wages; the Equal Pay Act (only if Releasing Party is female); the Occupational Safety and Health Act; the Employee Polygraph Protection Act; the Vietnam Era Veterans Readjustment Assistance Act; the Immigration Reform and Control Act; the Family and Medical Leave Act of 1993; the Age Discrimination in Employment Act of 1967, as amended and the Older Worker Benefit Protection Act, and all other federal, state or local human rights, fair employment and other such laws which may be involved in the termination of Employee’s employment as well as any claim arising from any MATRIX policy or procedure.

Employee affirmatively states to MATRIX that he has been paid all amounts due him other than the payment to be made in conjunction with the execution of this Separation Agreement, and has no claim for any wages due and unpaid. Employee further affirmatively states to Matrix that he has no claim for any unpaid minimum wage or overtime pay. Finally, Employee also affirmatively states that he has not been deprived of any personal leave time to which he was entitled, and that Employee makes these affirmative statements, at least in part, to induce MATRIX to enter into this Agreement.

4. OLDER WORKERS' BENEFIT PROTECTION ACT. To comply with the Older Workers' Benefit Protection Act of 1990 (“OWBPA”), MATRIX has advised Employee of the legal requirements of the OWBPA and fully incorporates the legal requirements by reference into this Agreement as follows and in paragraph 5 below:

a.	This Agreement is written in layman's terms, and Employee understands and comprehends its terms;

b.	Employee has been advised of his right to consult an attorney to review this Agreement;

c.	Employee does not waive any rights or claims that may arise after the date the Agreement is executed;

d.	Employee is receiving consideration beyond anything of value to which he is already entitled; and

e.	Employee acknowledges he has had a reasonable period of time within which to consider this Agreement.
5. CONSIDERATION PERIOD, LIMITED REVOCATION AND EFFECTIVE DATE. Employee acknowledges that he has been given a period of twenty-one (21) calendar days during which to consider whether to enter into this Agreement. Employee further acknowledges that he will have seven (7) calendar days from the date he signs and delivers a copy of the Agreement to Nancy Austin, 5100 E. Skelly Dr. Ste. 700, Tulsa, OK 74135 during which time Employee may revoke the Agreement as to his/her release of claims under the ADEA and OWBPA only, by delivering a signed and dated notice of revocation to Nancy Austin. This Agreement becomes immediately effective and enforceable as to all claims, except those arising under the ADEA and OWBPA. This Agreement becomes effective and enforceable as to claims under the ADEA and the OWBPA when the seven (7) day revocation period has expired if Employee has not delivered a written revocation to Nancy Austin before that time.
6. ALL CLAIMS RELEASED.    This Agreement specifically includes, but not by way of limitation, all claims, known and unknown, asserted by or on behalf of Employee against MATRIX and its Affiliates. Employee represents and warrants that no other person or entity is entitled to assert any claim of any kind or character based upon or arising out of and alleged to have been suffered by him in or as a consequence of Employee’s employment and his/her relationship with MATRIX and its Affiliates. Employee agrees to indemnify and hold harmless MATRIX and its Affiliates as to any damage which he may claim against MATRIX or its Affiliates as a result of any claims brought on behalf of any other person or entity.

7. CONFIDENTIAL RECORDS AND INFORMATION. Employee agrees that Employee will not, unless required or otherwise permitted by law, disclose or divulge to any other person or entity, directly or indirectly, any confidential records or information regarding the Company, including but not limited to the following: (i) practices, policies and or procedures; (ii) trade secrets; (iii) customer names; (iv) any information regarding existing or prospective future business, planning, or development; (v) contracts or proposed contracts; (vi) financial information; (vii) staffing or personnel utilization; (viii) salary or wage levels; (ix) privileged communications; and (x) other information deemed confidential or proprietary not herein listed. Employee further covenants that he has returned all property of the Company to the company, including but not limited to computers, cell phones, vehicles, computer files and peripherals, notebooks, data, documents, drawings, files, materials, records, badges, equipment, credit card, keys and all other company belongings, as well as any copies thereof, electronic or otherwise, and has no confidential, proprietary information of the Company in his/her possession, either in hard copy or in electronic form. Further Employee covenants that he has not exported any Company electronic information to anyone or to his/her home computer or any other computer. The separation benefits set forth in this Agreement shall not be paid to Employee until Employee has returned all Company property as referenced herein.

8. NON-SOLICITATION AND NON-INTERFERENCE. Employee acknowledges and agrees that, as an employee and representative of MATRIX or an Affiliate, employee has been given specialized training and/or information and materials belonging to MATRIX, its Affiliates and to third parties, including but not limited to, clients, vendors, suppliers and customers, who have furnished such information and materials to MATRIX and its Affiliates under obligations of confidentiality. Employee acknowledges and agrees that this creates a special relationship of trust and confidence between MATRIX, its Affiliates, Employee and the established vendors, suppliers, and customers of MATRIX and its Affiliates. Employee further acknowledges and agrees that there is a high risk and opportunity for any person given such training and information to misappropriate the relationship and goodwill existing between MATRIX and its Affiliates and their established clients, vendors, suppliers, and customers. Consequently, and as ancillary covenants to the terms, conditions and promises set forth elsewhere in this Agreement, Employee agrees to this non-solicitation covenant.  Employee agrees that for the period of twelve (12) months immediately following the Termination Date, Employee shall not in any manner, either individually, or in conjunction with any other person, entity or third party:

(a)
solicit the sale of goods, services or a combination of goods and services from those persons and entities that are the established customers of MATRIX and its Affiliates but only insofar as such goods and services are among those goods and services which are offered by MATRIX or its Affiliates to its established customers as of the Termination Date;

(b)	Interfere with the relationships or agreements between MATRIX and its Affiliates and those persons and entities that are established customers of MATRIX and its Affiliates as of the Termination Date;

(c)
Solicit, induce, or encourage, or attempt to solicit, induce, or encourage, any person who is an employee of MATRIX or its Affiliates as of the Termination Date to quit or leave the employment of MATRIX or its Affiliates; or

(d)
Solicit, induce, or encourage, or attempt to solicit, induce, or encourage, any person who is a contractor of MATRIX or its Affiliates as of the Termination Date to modify or terminate its relationship with MATRIX or its Affiliates.

Employee acknowledges that MATRIX and its Affiliates have a protectable business interest in their relationships with their established customers, employees, and contractors, all of which have been developed by MATRIX and its Affiliates at considerable effort and expense. Prohibited activity shall include: (i) encouraging or inducing modification or termination of relationships or agreements with MATRIX or its Affiliates, or (ii) providing goods or services or a combination of goods and services to established customers of MATRIX or its Affiliates as of the Termination Date, after engaging in any of the prohibited activity set forth in (i) above. In the event of a breach of these covenants, MATRIX shall be entitled to injunctive relief, without the posting of a bond or other security, in addition to such other relief as may be proper. The provisions of this paragraph shall be deemed severable and the unenforceability of any one or more provisions of this paragraph shall not affect the enforceability of the other provisions.

9. 401(k) AND PROFIT SHARING PLANS. Employee shall have access to all vested funds in his §401(k) plan and Profit Sharing Plan maintained by MATRIX, all as provided in the appropriate Plan documents and SPD’s.

10. CONFIDENTIAL AGREEMENT. Employee and MATRIX understand and agree that all discussions, negotiations and correspondence relating to this Agreement and the terms thereof are strictly confidential and that this confidentiality provision is a material term of this Agreement. Accordingly, Employee and MATRIX understand and agree that they will not, unless otherwise required or permitted by law, disclose to others the content of this Agreement or any of the information concerning the matters which resulted in the Agreement, except that (i) Employee may disclose this information to his attorney, spouse, accountant, or other professional advisor to whom he must make such disclosures in order for them to render professional services and (ii) MATRIX may disclose this information to its attorneys and other professional advisors and may file a copy of this Agreement with the Securities and Exchange Commission and disclose any related information as may be required under the rules and regulations of the Securities and Exchange Commission or any stock exchange on which its securities may be listed. Employee and MATRIX further agree that, in the event one Party should violate this confidentiality provision, the other Party shall be entitled to pursue any legal and/or equitable remedies available to it, including injunctive relief and/or an action for breach of contract. The prevailing Party in any such action shall also be entitled to recover its reasonable expenses, including attorneys’ fees, incurred in the prosecution or defense of said action.

11. NO APPLICATION TO SUBSEQUENT ACTS. This Agreement does not apply to acts occurring following the execution date of this Agreement.

12. REEMPLOYMENT OR REINSTATEMENT. Employee agrees that MATRIX has no obligation, contractual or otherwise, to rehire, reemploy or recall him in the future.

13. SEVERABILITY CLAUSE.    In the event that any of the terms or provisions of this Agreement are found to be legally unenforceable, then the remaining terms and conditions shall nevertheless be fully enforceable without regard to any such provision or terms that are found to be legally unenforceable.

14. SOLE CONSIDERATION. Employee affirms that the only consideration for his signing this Agreement are the terms stated above; that no other promise or agreement of any kind has been made to or with him by any person or entity whomsoever to cause him to execute this Agreement, and that he fully understands the meaning and intent of this Agreement including, but not limited to, its final and legally binding effect.

15. BINDING UPON PARTIES AND SUCCESSORS.     This Agreement shall be binding upon the Parties, their agents, representatives, successors and assigns.

16. MODIFIED ONLY IN WRITING. This Agreement may be modified or amended only by a written document signed by the Parties. No waiver of this Agreement or of any of the promises, obligations, terms or conditions contained herein shall be valid unless it is written and signed by the Party against whom the waiver is to be enforced.

17. TAX TREATMENT.     Employee agrees that he will be responsible for satisfying any tax obligation that he/she may have or incur with regard to any money received from MATRIX, including but not limited to the Separation Payment. Employee expressly understands and agrees that MATRIX will report the Separation Payment to the Internal Revenue Service by way of an IRS Form W-2.

18. GOVERNING LAW AND JURISDICTION OF DISPUTES. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Oklahoma, and any action to enforce any claim hereunder shall be brought exclusively in the courts of the State of Oklahoma.

19. SECTION HEADINGS. Section headings are used herein for the convenience of reference and shall not affect the meaning of any provisions in this Agreement.

20. NON-DISPARAGEMENT. The Parties shall refrain from making any disparaging statements or causing any disparaging statements to be made about the other Party, directly or indirectly, orally or in writing, to any individual, agency, organization, company, corporation, or other entity, including but not limited to representatives of the media and prospective employers. Further, neither Employee nor his/her agents shall directly or indirectly communicate, publish or reveal to any person or entity including any member of the news media that he was unjustly, unfairly, or illegally treated by MATRIX or any of its Affiliates.

21. ENTIRE AGREEMENT. This Agreement sets forth and comprises the entire understanding, agreement, and obligations of whatever nature or kind between the parties with regard to the resolution of Employee’s employment status with MATRIX and its Affiliates. All material representations, understandings and promises of the Parties are contained in this Agreement.
EMPLOYEE IS VOLUNTARILY AND KNOWINGLY ENTERING INTO THIS RELEASE AGREEMENT. EMPLOYEE HAS READ AND UNDERSTANDS THIS RELEASE AGREEMENT AND AGREES TO ALL OF ITS TERMS AND CONDITIONS.
IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties to this Agreement hereby knowingly and voluntarily execute this Agreement by signing below.

/s/ Matthew J. Petrizzo______________          July 24, 2014_______________________
MATTHEW J. PETRIZZO                DATE

Matthew J. Petrizzo__________________
(PRINTED NAME)

MATRIX SERVICE COMPANY

BY: /s/ Nancy Austin___________________    July 28, 2014________________________
DATE

_Nancy Austin_________________________
(PRINTED NAME)